Exhibit 99.1

News Release

FIRST FINANCIAL CORPORATION

One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

For more information contact:
July 30, 2012	Rodger A. McHargue at (812) 238-6334

First Financial Corporation reports 2nd Quarter 2012 results

TERRE HAUTE, INDIANA – First Financial Corporation (NASDAQ:THFF) today announced results for the six and three months ended June 30, 2012. Net income of $16.1 and $8.7 million for the six and three months, respectively, compares to $17.2 and $8.4 million for the same periods of 2011. Return on assets for the six and three months ended June 30, 2012 was 1.11% and 1.20%, respectively, compared to 1.38% and 1.35% for the six and three months ended June 30, 2011. The first six months of 2012 include income and expenses associated with the purchase of Freestar Bank on December 31, 2011 that are not part of the results for the first six months of 2011.

Net interest income for the second quarter of 2012 was $27.7 million, an increase of 10.0% over the $25.2 million reported for the same period of 2011. Net interest income for the six months ended June 30, 2012 was $54.8 million compared to the $49.9 million reported for the same period of 2011, an increase of $4.9 million. The net interest margin at June 30, 2012 was 4.34%, compared to 4.53% reported at June 30, 2011.

The provision for loan losses for the three months ended June 30, 2012 was $1.8 million compared to the $1.4 million provision for the second quarter of 2011. For the six months ended June 30, 2012 and 2011, the provision expense was $4.7 and $2.5 million, respectively.

Non-interest income for the three months ended June 30, 2012 and 2011 was $9.8 and $7.9 million, respectively, a 23.7% increase. Securities gains and gains from the sale of mortgage loans of $1.1 million comprise most of the increase. For the six months ended June 30, 2012, non-interest income increased $3.1 million to $19.3 million from the $16.2 million for the same period of 2011. All categories of non-interest income increased.

Non-interest expense for the three months ended June 30, 2012 was $23.1 million compared to $19.4 million in 2011. For the six months ended June 30, 2012, non-interest expense was $46.5 million compared to $38.3 for the six months ended June 30, 2011. The 2012 non-interest expense contains salary, benefits and one-time expenses related to the acquisition of the Freestar Bank.

Total loans at June 30, 2012 of $1.88 billion compare to the $1.65 billion reported the same time a year ago. Deposits increased by $359.9 million to $2.25 billion. These increases were primarily driven by the Freestar Bank acquisition.

Book value per share was $27.07, a 3.82% increase from the $26.07 at June 30, 2011. Shareholders’ equity increased 4.05% to $358.3 million from $342.9 million on June 30, 2011. During the second quarter of 2012 the Corporation declared a $0.47 per share dividend. This marked the 24th consecutive year of dividend increases to shareholders.

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana and Illinois, The Morris Plan Company of Terre Haute and Forrest Sherer Inc. in Indiana.

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except per share data)

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Cash and due from banks	$84,669	$134,280
Federal funds sold and short-term investments	27,472	11,725
Securities available-for-sale	658,751	666,287
Loans:	—	—
Commercial	1,101,791	1,099,324
Residential	500,110	505,600
Consumer	276,758	289,717

	1,878,659	1,894,641
Less:
Unearned Income	(936)	(962)
Allowance for loan losses	(20,092)	(19,241)

	1,857,631	1,874,438
Restricted Stock	21,296	22,282
Accrued interest receivable	11,829	12,947
Premises and equipment, net	44,945	40,105
Bank-owned life insurance	74,187	82,646
Goodwill	37,612	37,612
Other intangible assets	4,539	5,142
Other real estate owned	7,163	4,964
FDIC Indemnification asset	1,608	2,384
Other assets	60,036	59,964

TOTAL ASSETS	$2,891,738	$2,954,776

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$496,303	$435,236
Interest-bearing:	—	—
Certificates of deposit of $100 or more	217,523	242,001
Other interest-bearing deposits	1,539,395	1,597,262

	2,253,221	2,274,499
Short-term borrowings	47,091	100,022
Other borrowings	146,111	146,427
Other liabilities	87,028	86,867

TOTAL LIABILITIES	2,533,451	2,607,815
Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-14,490,609 in 2012 and 14,450,966 in 2011
Outstanding shares-13,237,523 in 2012 and 13,197,880 in 2011	1,807	1,806
Additional paid-in capital	69,571	69,328
Retained earnings	328,056	318,130
Accumulated other comprehensive income (loss)	(9,338)	(10,494)
Treasury shares at cost-1,253,086 in 2012 and 2011	(31,809)	(31,809)

TOTAL SHAREHOLDERS’ EQUITY	358,287	346,961

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,891,738	$2,954,776

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollar amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME:
Loans, including related fees	$25,226	$23,004	$50,424	$45,960
Securities:
Taxable	3,508	4,321	7,031	8,516
Tax-exempt	1,810	1,699	3,615	3,363
Other	590	471	1,213	947

TOTAL INTEREST INCOME	31,134	29,495	62,283	58,786
INTEREST EXPENSE:
Deposits	2,169	3,082	4,833	6,365
Short-term borrowings	37	41	83	95
Other borrowings	1,266	1,213	2,540	2,412

TOTAL INTEREST EXPENSE	3,472	4,336	7,456	8,872
NET INTEREST INCOME	27,662	25,159	54,827	49,914
Provision for loan losses	1,789	1,352	4,745	2,534

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	25,873	23,807	50,082	47,380
NON-INTEREST INCOME:
Trust and financial services	1,439	1,191	2,919	2,528
Service charges and fees on deposit accounts	2,402	2,354	4,606	4,503
Other service charges and fees	2,276	2,092	4,731	4,081
Securities gains/(losses), net	664	4	660	7
Total impairment losses	(11)	(97)	(11)	(97)
Loss recognized in other comprehensive loss

Net impairment loss recognized in earnings	(11)	(97)	(11)	(97)
Insurance commissions	1,799	1,673	3,690	3,393
Gain on sales of mortgage loans	792	401	1,717	738
Other	396	268	956	1,035

TOTAL NON-INTEREST INCOME	9,757	7,886	19,268	16,188
NON-INTEREST EXPENSE:
Salaries and employee benefits	13,891	11,517	28,310	22,955
Occupancy expense	1,488	1,203	2,905	2,453
Equipment expense	1,399	1,095	2,681	2,229
FDIC Expense	527	536	955	1,279
Other	5,797	5,061	11,671	9,446

TOTAL NON-INTEREST EXPENSE	23,102	19,412	46,522	38,362

INCOME BEFORE INCOME TAXES	12,528	12,281	22,828	25,206
Provision for income taxes	3,823	3,864	6,680	7,986

NET INCOME	8,705	8,417	16,148	17,220
OTHER COMPREHENSIVE INCOME
Change in unrealized gains/losses on securities, net of reclassifications	570	9,158	640	15,507
Tax effect	(228)	(3,663)	(256)	(6,203)

	342	5,495	384	9,304

Change in funded status of post retirement benefits	670	503	1,287	1,008
Tax effect	(268)	(201)	(515)	(403)

	402	302	772	605

TOTAL OTHER COMPREHENSIVE INCOME	744	5,797	1,156	9,909

COMPREHENSIVE INCOME	$9,449	$14,214	$17,304	$27,129

PER SHARE DATA
Basic and Diluted	0.66	0.64	1.22	1.31

Dividends per Share	0.47	0.47	0.47	0.47

Weighted average number of shares outstanding (in thousands)	13,238	13,152	13,230	13,152

Key Ratios	For the six months ended
	June 30, 2012	June 30, 2011
Return on average assets	1.11%	1.38%
Return on average common shareholder’s equity	8.96%	10.34%
Average common shareholder’s equity to average assets	12.32%	13.89%
End of period tangible common equity to tangible assets	11.09%	10.45%
Book value per share	$27.07	$26.07
Tangible book value per share	$23.88	$22.82
Risk-based capital - Tier 1	14.45%	17.27%
Risk-based capital - Total	15.35%	18.39%
Net interest margin	4.34%	4.53%
Efficiency Ratio	60.32%	55.79%
Net charge-offs to average loans and leases	0.26%	0.18%
Loan and lease loss reserve to loans and leases	1.07%	0.99%
Nonperforming assets to loans and leases	2.73%	3.12%

Asset Quality	For the six months ended
	June 30, 2012	June 30, 2011
Accruing loans and leases past due 90 days or more	$7,995	$2,992
Nonaccrual loans and leases	36,066	43,389
Other real estate owned	7,163	4,964

Total nonperforming assets	$51,224	$51,345